                                                                 EXHIBIT 10 (27)


                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT, dated as of October 12, 2000 (this "AGREEMENT"), is entered into by and between Axsys Technologies, Inc., a Delaware corporation (the "COMPANY"), and Stephen W. Bershad (the "EXECUTIVE").

      WHEREAS, the Executive currently serves as Chairman ("Chairman") of the Board of Directors (the "Board") and Chief Executive Officer ("CEO") of the Company;

      WHEREAS, the Company believes that the Executive possesses skills, experience and knowledge that are of value to the Company;

      WHEREAS, the Company desires to secure additional services of the Executive as Chairman and CEO and the Executive is willing to render such services; and

      WHEREAS, the Company and the Executive desire to set forth certain terms and conditions of the Executive's employment as Chairman and CEO as set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

            1. EMPLOYMENT TERM. The "EMPLOYMENT TERM" shall commence on the date of this Agreement and shall expire on the sixth anniversary of such date (or on such later date as determined in accordance with Section 2(a) or as the Board and the Executive may agree upon), unless earlier terminated as provided herein.

            2. EMPLOYMENT.

              (a) The Company agrees to employ the Executive and the Executive agrees to perform services as an employee of the Company during the Employment Term as described below. During the first year of the Employment Term (or such other period as the parties may agree), the Executive shall be employed as Chairman and CEO (such period, the "INITIAL PERIOD"). The Employment Term shall be extended by the number of days that the Initial Period exceeds one year. Upon expiration of the Initial Period and for the remainder of the Employment Term, the Executive shall be appointed and serve or continue to serve as Chairman. As Chairman and/or CEO, the Executive shall perform the duties, undertake the responsibilities and exercise the



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

authority customarily performed, undertaken and exercised by him in accordance with past practice, including without limitation, the responsibility for determining the strategic direction of the Company and any entity, directly or indirectly, controlled by, controlling or under common control with the Company ("AFFILIATES"), and such other duties and responsibilities and/or any changes in the duties and responsibilities set forth above, as agreed to by the Executive and the Company from time to time. In performing his duties hereunder, the Executive will report directly to the Board.

                  (b) During the Initial Period, excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote such portion of his business time and attention to the business and affairs of the Company as may be necessary to fulfill his responsibilities hereunder; PROVIDED, HOWEVER, that the Executive may (1) serve on corporate, civic or charitable boards or committees; (2) manage personal investments; and
(3) deliver lectures and teach at educational institutions, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder. The parties acknowledge and agree that, during the Employment Term, the Executive may pursue other business interests and endeavors unrelated to the business and affairs of the Company and that, following the Initial Period, such other interests and endeavors may constitute a significant portion of the Executive's business time and attention.

                  (c) During the Employment Term, the Company shall provide the Executive with an appropriate office and administrative support at one of the Company's offices, commensurate with the Executive's status and position. The Executive shall not be required to live at or near any of the offices of the Company.

            3. COMPENSATION. In consideration of the performance by the Executive of the Executive's obligations during the Employment Term (including any services by the Executive as an officer, director, employee or member of any committee of any Affiliate of the Company, or otherwise on behalf of the Company), the Executive shall be compensated as follows:

                  (a) BASE SALARY. The Executive shall receive a base salary (the "BASE SALARY") at an annual rate not less than the Executive's rate of base salary immediately prior to the date of this Agreement. The Base Salary shall be reviewed by the Board from time to time in its sole discretion. The Base Salary shall be payable in accordance with the normal payroll practices of the Company then in effect.

                  (b) BONUS. For each fiscal year of the Company ending during the Employment Term, the Company shall provide the Executive with the opportunity to earn an annual incentive bonus based on performance goals determined by the Board at the beginning of such fiscal year, prorated for any portion of a fiscal year in the manner described in Section 5 relating to the Pro Rata Bonus.

                  (c) EQUITY AWARDS. The Executive shall participate in the Company's Long Term Stock Incentive Plan or any successor plan on terms and at such level as may be determined by the Board from time to time consistent with such plans.

                  (d) BENEFITS. The Executive shall be entitled to participate in any employee or executive benefit plans, policies or programs that are provided generally to senior executives of the Company as such plans, policies or programs may be in effect from time to time.



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

                  (e) EXPENSES. The Executive will be entitled to reimbursement of all business, travel and entertainment expenses incurred by him on behalf of the Company in the course of the performance of his duties hereunder.

                  (f) TAXES. The Executive shall be solely responsible for taxes imposed on the Executive by reason of any compensation and benefits provided under this Agreement, and all such compensation and benefits shall be subject to applicable withholding taxes.

            4. TERMINATION. The Employment Term shall terminate upon the earliest to occur of any of the following events:

                  (a) MUTUAL AGREEMENT. Termination by the mutual agreement of the Company and the Executive.

                  (b) EXPIRATION OF EMPLOYMENT TERM. The sixth anniversary of the date of the Agreement (or such later date as determined in accordance with Section 2(a) or as may be agreed upon by the Board and the Executive).

                  (c)   DEATH.  The death of the Executive.

                  (d) DISABILITY. The termination of the Executive's employment by the Company for Disability. For purposes of this Agreement, "DISABILITY" shall mean the inability of the Executive to perform his duties, services and responsibilities hereunder by reason of a physical or mental infirmity, as reasonably determined by the Board, for a total of 180 consecutive days.

                  (e) BY THE COMPANY FOR CAUSE. The termination of the Executive's employment by the Company for Cause. For purposes of this Agreement, "CAUSE" shall mean the conviction of a felony or crime involving an act of moral turpitude, dishonesty or malfeasance in connection with the Executive's rendering of services to the Company.

                  (f) BY THE COMPANY WITHOUT CAUSE. The termination of the Executive's employment by the Company other than for Cause or Disability.

                  (g) BY THE EXECUTIVE FOR GOOD REASON. The termination of the Executive's employment by the Executive for Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean the occurrence of any of the following events or conditions (the occurrence of which the Executive shall have the sole right to determine in good faith):

                        (1) The Company assigns any duties to the Executive which are inconsistent with his position, duties, offices, titles, status, responsibilities or reporting requirements, or the Executive's removal from or any failure to re-elect the Executive to any of such positions or offices, except in connection with termination of the Executive's employment for Cause, Disability or death or due to mutual agreement between the parties or expiration of the Employment Term; or

                        (2) The Company takes action which adversely affects the Executive's participation in, or eligibility for, or materially reduces his benefits otherwise earned or payable under, any of the welfare



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

      plans of the Company (unless such action is required by law), other than actions affecting executive officers of the Company generally; or

                        (3)   A material breach of the terms of this
      Agreement by the Company; or

                        (4) The Company fails to require a successor corporation to assume this Agreement.

                  (h) BY THE EXECUTIVE WITHOUT GOOD REASON. Termination by the Executive without Good Reason.

      5. COMPENSATION UPON TERMINATION.

                  (a) DEATH OR DISABILITY; BY COMPANY FOR CAUSE; BY THE EXECUTIVE WITHOUT GOOD REASON; MUTUAL AGREEMENT; EXPIRATION OF AGREEMENT. If the Employment Term is terminated by reason of the Executive's death or Disability, by the Company for Cause, by the Executive without Good Reason, by mutual agreement of the parties, or by expiration of the Employment Term, the Company's sole obligation hereunder shall be to pay the Executive or his estate, as the case may be, the Accrued Employment Compensation in a lump sum within thirty
(30) days following the Employment Termination Date (defined below). For purposes of this Agreement, "ACCRUED EMPLOYMENT COMPENSATION" shall mean all amounts of compensation for services rendered to the Company or any of its Affiliates, including (1) any accrued and unpaid Base Salary, accrued and unpaid bonus and vacation pay as of the Employment Termination Date, (2) a "PRO RATA BONUS" equal to the Bonus Amount (defined below) multiplied by a fraction, (i) the numerator of which is the number of days the Executive served in the year in which the Employment Termination Date occurs through the Employment Termination Date, and (ii) the denominator of which is three hundred and sixty-five (365),
(3) all benefits accrued and unpaid under any benefit plans, programs or arrangements in which the Executive shall have been a participant as of such Employment Termination Date in accordance with the applicable terms and conditions of such plans, programs or arrangements, and (4) any reimbursable expenses incurred by the Executive on behalf of the Company or any of its Affiliates during the period ending on the Employment Termination Date but not previously paid to the Executive. For purposes of this Section 5(a), "BONUS AMOUNT" shall mean, as of the Employment Termination Date, the dollar amount determined under Section 3(b).

                  (b) BY COMPANY WITHOUT CAUSE; BY EXECUTIVE FOR GOOD REASON. If the Employment Term is terminated by the Company other than for Cause or by the Executive for Good Reason, the Executive shall be entitled to the following compensation:



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

                        (1) within ten (10) days of the Employment Termination
            Date, the Company shall pay the Executive all Accrued Employment Compensation, except that for purposes of this Section 5(b)(1) and
            Section 5(b)(2), "BONUS AMOUNT" shall mean, as of the Employment Termination Date, the highest annual bonus paid or payable to the Executive in respect of any of the three full fiscal years of the Company immediately preceding the Employment Termination Date;

                        (2) within thirty (30) days following such Employment
            Termination Date, the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Employment Termination Date, a lump sum amount equal to the greater of (x) two (2) times the sum of (i) the Executive's Base Salary at the rate in effect on the Employment Termination Date and
            (ii) the Executive's Bonus Amount and (y) the amount of the Base Salary and Bonus Amount which would have been paid to the Executive during the Employment Term had it not been terminated, assuming that all of the Bonus Amount would have been paid to the Executive for each full fiscal year during the Employment Term;

                        (3) during the greater of (i) the twenty-four (24) month
            period following the Employment Termination Date and (ii) the balance of the Employment Term (the "CONTINUATION PERIOD"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the medical, dental, hospitalization, prescription drug, and life insurance coverages and benefits provided to the Executive immediately prior to the Employment Termination Date. The coverages and benefits (including deductibles and costs) provided in this Section 5(b)(3) during the Continuation Period shall be in accordance with Section 3(d). The Company's obligation hereunder with respect to the foregoing coverages and benefits shall be reduced to the extent that the Executive obtains any such coverages and benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce any of the coverages or benefits it is required to provide the Executive hereunder so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Section 5(b)(3) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans,



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

            programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits, if any; and

                        (4) (i) notwithstanding any contrary provisions
            contained in the applicable stock option agreements or option plan, all stock options held by the Executive which are outstanding on the Employment Termination Date shall become fully vested on the Employment Termination Date and shall remain outstanding for their entire term and (ii) notwithstanding any contrary provision in the applicable restricted stock or other equity based award agreement or plan, all restrictions on all shares of restricted stock or other equity based awards shall lapse and all such shares held by the Executive on the Employment Termination Date shall become fully vested on the Employment Termination Date.

                        (5) (i) Notwithstanding anything contained in this
            Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits collectively referred to herein as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Payments by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                              (ii) The determination of whether the Payments
            shall be reduced to the Limited Payment Amount pursuant to this Agreement and the amount of such Limited Payment Amount shall be made, at the Company's expense, by an accounting firm selected by the Company and reasonably acceptable to the Executive which is one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within ten (10) days of



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

            the date of the Executive's termination of employment, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to the Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payments. The Determination shall be binding, final and conclusive upon the Company and the Executive.

                  (c) MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 5(b)(3).

                  (d) OTHER SEVERANCE PAY ARRANGEMENTS. If an event occurs that entitles the Executive to receive payments and/or benefits concurrently under this Agreement and under the Severance Protection Agreement, made as of the 11th day of February, 1999 by and between the Executive and the Company (the "Severance Agreement"), the Executive shall receive the payments and/or benefits set forth under the Severance Agreement, and payments and/or benefits under this Agreement shall cease.

                  (e) For purposes of this Agreement, "EMPLOYMENT TERMINATION DATE" shall mean (1) in the case of mutual agreement between the parties to terminate this Agreement, the date agreed upon by such persons, (2) in the case of the expiration of the Employment Term as described in Section 4(b), the date of expiration, (3) in the case of the Executive's death, his date of death, (4) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination (as defined below) is given (PROVIDED, HOWEVER, that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (5) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days and, in the case of a termination for Good Reason shall not be more than sixty (60) days, from the date such Notice of Termination is given); PROVIDED, HOWEVER, that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination in good faith notifies the other party that a dispute exists concerning the basis for the termination, the Employment Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken). Notwithstanding the pendency of any such dispute, the Company shall continue to pay the Executive his Base Salary and continue the Executive as a participant in all compensation, incentive, bonus, pension, profit sharing, medical, hospitalization, dental, life insurance and disability benefit plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section 5(e) whether or not the dispute is resolved in favor of the Company, and the Executive shall not be obligated to repay to the Company any amounts paid or benefits provided pursuant to this sentence.



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

            6. NOTICE OF TERMINATION. Any intended termination by the Company of the Executive's employment as Chairman and/or CEO shall be communicated by a Notice of Termination from the Company to the Executive, and any intended termination by the Executive of the Executive's employment as Chairman and/or CEO shall be communicated by a Notice of Termination from the Executive to the Company. For purposes of this Agreement, "NOTICE OF TERMINATION" shall mean a written notice of termination of the Executive's employment as Chairman and/or CEO, as applicable, signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment or service under the provision so indicated. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, no such purported termination of employment or service shall be effective without such Notice of Termination.

            7.    NON-COMPETITION.

                  (a) By and in consideration of the Company's entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that the Executive will not, during the Term, and thereafter during the Non-competition Term (as hereinafter defined), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including but not limited to holding any position as a shareholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); PROVIDED, HOWEVER, that in no event shall ownership of less than 5% of the outstanding equity securities of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), standing alone, be prohibited by this Section 7. For purposes of this paragraph, the term "Restricted Enterprise" shall mean any person, corporation, partnership or other entity that is engaged in the precision systems or industrial components business or otherwise competes, directly or indirectly, with any business or activity conducted or proposed to be conducted by the Company or any of its subsidiaries or Affiliates as of the date of the Executive's termination of employment. Following termination of employment, upon request of the Company, the Executive shall notify the Company of the Executive's then current employment status. For purposes of this Agreement, the "Non-competition Term" shall mean the period beginning on the Termination Date and ending on the second anniversary of such date. Any material breach of the terms of this paragraph shall be considered Cause under Section 4(e).

                  (b) The Executive agrees that any breach of the terms of this Section 7 would result in irreparable injury and damage to the Company and/or its subsidiaries or Affiliates for which the Company and/or its subsidiaries or Affiliates would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company and/or its subsidiaries or Affiliates, as applicable, shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the



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

Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company and/or its subsidiaries or Affiliates may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company and/or its subsidiaries or Affiliates from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive. The Executive and the Company further agree that the provisions of the covenants contained in this Section 7 are reasonable and necessary to protect the businesses of the Company and its subsidiaries or Affiliates because of the Executive's access to confidential information and his material participation in the operation of such businesses. Should a court or arbitrator determine, however, that any provisions of the covenants contained in this Section 7 is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such covenants should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid. The existence of any claim or cause of action by the Executive against the Company and/or its subsidiaries or Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained in this Section 7.

            8. FEES AND EXPENSES. The Company shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), or (b) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.

            9. NON-EXCLUSIVITY OF RIGHTS. Except as provided in Section 5(b)(3) and Section 5(d), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its Affiliates for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its Affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its Affiliates shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

            10. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against the Executive or others.

            11. INDEMNIFICATION. The Company agrees to indemnify the Executive for his activities as Chairman and CEO (as applicable) to the fullest extent permitted by law, and to cover the Executive under any directors and officers liability insurance obtained by the Company.

            12. NON-WAIVER OF RIGHTS. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by any other party of



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

any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party to enforce each and every provision in accordance with its terms.

            13. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be delivered in person, by telecopier (with confirmation of receipt) or by United States mail, postage prepaid, certified or registered, addressed to the Company at its principal office to the attention of the President, or to the Executive at his residence address shown on the employment records of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

      14.   SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns, and the Company shall require any Successor or Assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession or assignment had taken place. For purposes of this Agreement, "SUCCESSORS AND ASSIGNS" shall mean a corporation or other entity with which the Company may be merged or consolidated or which acquires all or substantially all the assets and business of the Company, whether by operation of law or otherwise. The term "COMPANY" as used herein shall include such Successors and Assigns.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or his legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

            15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

            16. SEVERABILITY. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

            17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

            18. NUMBER AND HEADINGS. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

            19. COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



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

            20. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not expressly set forth in this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board, and the Executive has hereunto set his hand, on the day and year first above written.


                                     AXSYS TECHNOLOGIES, INC.


                                     By:
                                        ----------------------------
                                        Mark J. Bonney
                                        President and Chief
                                        Operating Officer




                                     -------------------------------
                                     Stephen W. Bershad




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